UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2015

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 11, 2015, Clean Energy Fuels Corp. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Citigroup Global Markets Inc. (“Citigroup”) as sales agent and/or principal. Pursuant to the Sales Agreement, the Company may issue and sell, from time to time, through Citigroup shares of common stock, par value $0.001 per share, having an aggregate offering price of up to $75 million (the “Shares”). Pursuant to the terms of the Sales Agreement, Citigroup will act as the sole sales agent in connection with any offerings of Shares. The Company may also sell Shares to Citigroup as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement.

The sales, if any, of the Shares under the Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to by the Company and Citigroup. The Company is not obligated to sell any Shares under the Sales Agreement.

The Company will pay Citigroup a commission not to exceed two percent (2%) of the gross sales price of the Shares sold through it as agent under the Sales Agreement and will reimburse Citigroup for certain customary expenses incurred in connection with its services under the Sales Agreement. The Company intends to use any net proceeds from the sale of the Shares for general corporate purposes,  which may include, without limitation, repaying all or a portion of its  outstanding 7.5% Convertible Notes due 2016.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (File No. 333-206121), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on November 3, 2015, and a related prospectus supplement filed with the SEC on November 12, 2015.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sales Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On November 12, 2015, the Company issued a press release related to its entry into the Sales Agreement. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated November 11 2015, by and between the Company and Citigroup
5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Shares
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	Press Release, dated November 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	Clean Energy Fuels Corp.

	By:	/s/ Robert M. Vreeland
Name: Robert M. Vreeland
Title: Chief Financial Officer